UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 8, 2016

Tidelands Bancshares, Inc.

(Exact name of registrant as specified in its charter)

South Carolina

(State or other jurisdiction of incorporation)

001-33065	02-0570232
(Commission File Number)	(IRS Employer Identification No.)

875 Lowcountry Blvd., Mount Pleasant, South Carolina	29464
(Address of principal executive offices)	(Zip Code)

(843) 388-8433

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On March 8, 2016, Tidelands Bancshares, Inc. (the “Company”) received notices of default from Wilmington Trust Company, in its capacity as Trustee, relating to the trust preferred securities of the statutory trusts previously formed by the Company indicated below. The notices of default relate specifically to (i) the Indenture dated February 22, 2006, between the Company and Wilmington Trust Company, related to the trust preferred securities of Tidelands Statutory Trust I under which the Company issued $8.0 million of Floating Rate Junior Subordinated Notes due 2036, and (ii) the Indenture dated June 20, 2008, between the Company and Wilmington Trust Company, related to the trust preferred securities of Tidelands Statutory Trust II under which the Company issued $6.0 million of Floating Rate Junior Subordinated Notes due 2038. We refer to the Floating Rate Junior Subordinated Notes due 2036 and the Floating Rate Junior Subordinated Notes due 2038 collectively herein as the “Securities.”

As permitted by the Indentures, the Company previously exercised its right to defer interest payments on the Securities for a period of five years. As provided in the notices of default, the Company’s right to defer such interest payments under the Indentures expired on December 30, 2015, at which time all deferred interest became due and payable. The Company did not pay such deferred interest at the end of the permitted deferral period, constituting an event of default under the Indentures. However, under the Indentures, the principal amount of the Securities, together with any premium and unpaid accrued interest, only becomes due upon such an event of default after the trustee, or the holders of not less than 25% of the applicable Securities outstanding, declares such amounts due and payable by written notice to the Company. As noted above, the Company received notices of default from Wilmington Trust Company on March 8, 2016, in its capacity as Trustee under the Indentures, declaring the entire principal amount of the Securities immediately due and payable, and, in accordance with the Indentures, demanding payment by the Company of the entire amount due and payable on the Securities. As of March 1, 2016, the total principal amount outstanding on the Securities plus accrued and unpaid interest was $18.3 million.

The Company is in communication with the holders of its trust preferred securities regarding these matters.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDELANDS BANCSHARES, INC.

Dated: March 14, 2016	By: /s/ Thomas H. Lyles
Thomas H. Lyles
Chief Executive Officer

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